interCLICK, Inc.

Prepared Remarks – ICR Conference 1/13/10

SLIDE 2:

Good afternoon, thanks for your time today. Here’s an important disclaimer for your review.

Certain statements in this presentation and responses to various questions may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our fourth quarter 2009 revenue and EBITDA, our 2010 revenue guidance, gross profit, continuing growth, integrating additional partners and our ability to maximize ROI.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  We caution you therefore against relying on any of these forward-looking statements.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on interCLICK’s risk factors is contained in its filings with the SEC, including the Prospectus Supplement dated December 15, 2009.  Any forward-looking statement made by interCLICK in this presentation speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation includes disclosure of EBITDA, a non-GAAP financial measure. interCLICK relies on certain non-GAAP financial measures as defined under SEC Regulation G in assessing performance and when planning, forecasting and analyzing future periods.  interCLICK believes that non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management. A reconciliation of EBITDA to the most directly comparable GAAP measure is available at the end of this presentation.

SLIDE 3:

Starting with an overview of interCLICK:

•	We up-listed to Nasdaq on November 5th last year.

•	We currently have 4 Sales Offices with over 20 sales managers based in those offices.

•	Our Basic Share Count is 23.6 million shares, and our fully diluted share count is approx. 30 million shares.

•	interCLICK has a reach of approximately 143 million unique users per COMSCORE, and serves over 3 billion impressions/ month across about 750 publishers.

interCLICK is the leading ad network in data and inventory transparency....we offer a unique strategy in the behavioral targeting market – as our transparent platform leverages the rich ecosystem of 3rd party data providers in order to provide unprecedented ROI and scale to advertisers. More on our strategy in a few minutes.

SLIDE 4:

Here’s a quarterly snapshot of our financials over the past two years. Note that from Q1’08 to Q3’09, our quarterly revenues have grown by approximately 300%.

Our previous guidance was to deliver revenues in Q4 over $18 million, and for the full-year 2009, over $51 million. We delivered $2.5 million of EBITDA in the first three quarters of 2009, and previously guided EBITDA in Q4 of at least $1.5 million.

Our preliminary 2010 guidance was to deliver revenues exceeding $80 million, and EBITDA of $9 million. Any updates to 2010 guidance will happen when we report 2009 results in late February.

SLIDE 5:

In terms of a business update, the market conditions leading up to and including the holidays were the best we’ve seen. We’ll report our numbers in several weeks, but we’re confident that we’ll exceed our $18 million revenue guidance by at least $3 million – to over $21 million, highlighted by an exceptional December.

We continue to benefit from a couple of significant market trends. Non-premium display has been, and will continue to be, the largest growth area for all of online advertising, including search. This flight to value is being led by companies delivering innovative technology and process based solutions.

Throughout 2009, interCLICK invested significantly in our infrastructure highlighted by several large scale platform upgrades as well as several key personnel hires at the executive and middle management levels that have had a meaningful impact on our business, allowing us to scale our business and improve operating efficiencies. Second, as the third party data market continues to mature we will continue to stay at the forefront of innovative targeting solutions.

Demand tends to be strongest in the fourth quarter due to seasonality and end-of-the-year revenue pushes by the agencies. In order to fill the demand, our cost of goods sold rose on an absolute and percentage basis to some of the highest levels we saw all year.

While this affected our overall gross margin percentage, the much higher demand for our services led to total gross profit dollars that we estimate will exceed our initial expectations.

We believe that the tremendous revenue growth we enjoyed, along with macro trends such as increases in third-party data costs, re-affirms not only our leadership position in the marketplace but also our approach to delivering value to our clients.

Our ability to execute successfully on the operational front – especially as we continue to grow campaigns over time – cannot be understated.

For example, the platform upgrade we completed back in July allowed us to experience tremendous operational efficiency even as we saw demand spike to new highs.

SLIDE 6:

This graphic depicts the evolving ad network model. Ad networks are now supply chain management companies aligning Demand (Advertisers) with proper Supply (Inventory sources include Publishers, Portals, and Exchanges, and Data Suppliers).

Equilibrium is achieved when supply and demand are properly aligned.

interCLICK’s long-term focus is to optimize for supply-chain success by executing in three critical areas: Hiring Great People, Developing World-Class, Repeatable Operating Processes and Technology Innovation.

SLIDE 7:

Our unique technology platform was architected to allow integration across an array of 3rd party data providers.

We have 4 partners that we’ve directly integrated with to date, and 4 additional data providers that we obtain data from through data exchanges. And we expect to continue integrating additional partners and different types of data in the near term.

It’s important to note that there’s no silver bullet when it comes to utilizing 3rd party data (or inventory for that matter).

The key is to understand what data lifts what inventory for a given advertiser campaign.

SLIDE 8:

This schematic outlines our unique strategy and technology platform. Our platform uniquely combines multiple data sources for an advertiser and evaluates them for a given ad campaign to determine the inherent value of each data source – allowing us to maximize ROI and build desired audiences at unprecedented scale.

Our market share gains are a result of interCLICK delivering market-leading ROI and volume to advertisers….which is translating to budget increases from our existing advertisers. 2/3 of our revenues in Q2 were from existing advertisers.

In Q3, that percentage grew to over ¾ of our revenues from existing advertisers.

SLIDE 9:

I’ll complete my presentation today by providing a snapshot of key operating and financial metrics for interCLICK, which you can see have grown dramatically over the past two years.

For example, the middle (blue) line shows quarterly revenue, which grew 128% from $4.7 million back in Q2 2008 – just prior to when we began integrating 3rd party data – to $10.6 million one year later, in Q2 2009. And given our Q4 revenue update I just provided, our growth has accelerated further, as we expect to double again over these past two quarters; from $10.6 million in Q2 to over $21 million in Q4.

Our Gross Profit trajectory (shown here on the bottom green line) has exceeded that of our revenue trajectory. Using the same example in Q2 2008 our Gross Profit was $1.3 million dollars. One year later, in Q2 2009, our Gross Profit was $5 million – which was a 285% improvement year-over-year.

This third curve (the top red line) shows the total impressions by quarter the company has served over the past year (see the right axis in millions). Note that while our revenues grew by 128% from Q2 to Q2, the number of quarterly impressions served remained virtually flat year-over-year. In Q2 08, we served 8.26 billion impressions, and in Q2 09, we served the 8.38 billion impressions, a year-over-year increase of only 1%.

That should now give you a clear indication as to why our gross profits have grown so rapidly. We clearly have become more efficient in the management of our supply chain and effective at delivering to advertisers market-leading returns on their ad spend.

SLIDE 10:

This next slide plots our noteworthy technology releases against the revenue and gross profit lines. I’ve already mentioned the 3rd Party Data Integration in Q3 last year which was a strategic game-changer for us.

Also around that time we launched an internal Supply Chain Toolset which allows us to measure the profitability of every single impression we serve. And currently we’re in alpha stage of our new OSM platform which you’ll hear more about in the coming months.

SLIDE 11: GAAP Slide

Here’s a reconciliation between GAAP and non-GAAP measures.

SLIDE 12: Questions and Answers

Thank you for your time today, I’m happy to take your questions at this time.